Exhibit 99.1

FOR IMMEDIATE RELEASE

PTGi Announces Initiative to Reduce Costs Through

Voluntary NYSE Delisting and SEC Deregistration

PTGi Files Third Quarter 2013 Form 10-Q

HERNDON, VA, November 8, 2013 – (Marketwire) – PTGi Holding, Inc. (PTGi) (NYSE: PTGI), a leading international wholesale service provider to fixed and mobile network operators worldwide, announced today that it has submitted written notice to the New York Stock Exchange (the “NYSE”) of its decision to voluntarily delist its common stock from NYSE and to deregister its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a Form 25 with the Securities and Exchange Commission (the “SEC”) to voluntarily delist its common stock on or about November 18, 2013. Delisting from NYSE is expected to become effective 10 days after the filing date of the Form 25. Following delisting and provided that PTGi continues to meet the applicable legal requirements, it intends to file a Form 15 with the SEC on or about December 3, 2013 to terminate the registration of its common stock under the Exchange Act. PTGi expects the termination of registration under the Exchange Act will become effective 90 days after the date of the filing of the Form 15 with the SEC. However, upon filing of the Form 15, PTGi’s obligation to file certain reports and forms with the SEC, including Forms 10-K, 10-Q, and 8-K, will immediately be suspended.

After careful consideration, PTGi’s board of directors decided to delist from NYSE and deregister its common stock as it believes that the savings that will benefit shareholders and the company outweigh the advantages of continuing as a NYSE listed and a reporting company. Without the annual accounting and legal costs, and administrative burdens associated with SEC reporting obligations and compliance with the Sarbanes-Oxley Act, PTGi believes it will be able to reduce its costs while still maintaining an environment with appropriate financial controls. PTGi believes that these changes will allow the company to better focus on the remaining business.

After its shares have been delisted from NYSE, PTGi expects that PTGi’s shares may be quoted on the Pink OTC Markets Inc. electronic quotation service if market makers commit to make a market in the Company’s shares. The Pink Sheets is an electronic network through which participating broker-dealers can make markets, and enter orders to buy and sell shares of issuers. However, PTGi can provide no assurance that trading in its common stock will continue on the Pink Sheets or otherwise. Moreover, PTGi’s common stock may become more illiquid once it is no longer traded on the NYSE, which could negatively impact market prices for the company’s stock and make it more difficult for shareholders to sell their shares. For more information about this service, please see www.otcmarkets.com.

Third quarter 2013 Form 10-Q Filing

PTGi also has filed its Form 10-Q for the third quarter of 2013 with the Securities and Exchange Commission. The filing can be accessed on line at www.sec.gov or through PTGi’s investor relations pages at http://investors.ptgi-ics.com. The company will not conduct a conference call for the third quarter of 2013.

About PTGi

PTGi (PTGi Holding, Inc.) is one of the leading international wholesale service providers to fixed and mobile network operators worldwide. PTGi owns and operates its own global network of next-generation IP soft switches and media gateways. Founded in 1994, PTGi is headquartered in Herndon, Virginia.

Cautionary Statement Regarding Forward Looking Statements. This press release contains or incorporates a number of “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations, and are not strictly historical statements. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “believe,” “anticipate,” “future,” “forward,” “potential,” “estimate,” “opportunity,” “goal,” “objective,” “growth,” “outcome,” “could,” “expect,” “intend,” “plan,” “strategy,” “provide,” “commitment,” “result,” “seek,” “pursue,” “ongoing,” “include” or in the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties and are not guarantees of performance or results, or of the creation of shareholder value. Actual results may differ materially from these expectations due to risks and uncertainties including, but not limited to, our ability to realize anticipated benefits and/or cost savings from the deregistration of our common stock, deliver long term shareholder value, our ability to complete and maintain our delisting and deregistration as contemplated or at all, cause our shares of common stock to trade on the Pink Sheets or any other market, the risk that deregistration of our common stock will not beneficially affect our financial condition and operations and other risks. These and other factors or risks that could cause our actual results to differ materially from the results are more fully described in our annual report, quarterly reports or other filings with the Securities and Exchange Commission, which are available through our website at www.ptgi-ics.com. Other unknown or unpredictable factors could also affect our business, financial condition and results. There can be no assurance that any of the estimated or projected results will be realized. You should not place undue reliance on these forward-looking statements, which apply only as of the date hereof. Subsequent events and developments may cause our views to change. We specifically disclaim any obligation to update any forward looking statements except as may be required by law.

PTGi

ir@ptgi.com

LHA

Carolyn Capaccio/Jody Burfening

212-838-3777

ccapaccio@lhai.com

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